SZAFERMAN LAKIND
Szaferman, Lakind, Blumstein & Blader, P.C.
Attorneys at Law

101 Grovers Mill Road, Suite 200
Lawrenceville, NJ 08648
P: 609.275.0400
F: 609.275.4511
www.szaferman.com

December 23, 2013

Board of Directors:
Focus Universal, Inc.
8275 S. Eastern Avenue
Suite 200-674
Las Vegas, NV 89123

RE: Focus Universal, Inc.; Form S-1 Registration Statement

Gentlemen:

You have requested our opinion, as counsel for Focus Universal, Inc., a Nevada corporation (the "Company"), in connection with a registration statement on Form S-1 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the sale of 30,000,000 shares of the Company's common stock, par value $0.001 (the "Shares").

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

(a) the Articles of Incorporation of the Company filed with the Secretary of State of Nevada on December 4, 2012;
(b) Bylaws of the Company;
(c) Board Resolutions of the Company;
(d) the certificate of an Officer of the Company dated December 23, 2013 (the "Officer's Certificate"); and
(e) a Good Standing Certificate from the Secretary of State of Nevada as of December 23, 2013.

In each instance, we have relied upon the content of each of the documents set forth above, and have relied upon the content of the Officer's Certificate.

Based on our examination mentioned above, we are of the opinion that the 30,000,000 shares sought to be sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

No opinion is expressed herein as to any laws other than the State of Nevada of the United States. This opinion opines upon Nevada law including the statutory provisions, all applicable provisions of the Nevada Revised Statutes and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Experts" in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, PC

/s/ Gregg E. Jaclin
Gregg E. Jaclin
For the Firm